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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

The Board of Directors and Shareholders
Antares Pharma, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-20389, 333-40483, 333-64480, 333-111177) on Form S-8, registration statements (Nos. 333-61950, 333-96739, 333-103958) on Form S-3 and registration statement (No. 333-109114) on Form S-2 of Antares Pharma, Inc. (formerly known as Medi-Ject Corporation) of our reports dated February 24, 2004, except as to note 16, which is as of March 9, 2004, with respect to the consolidated balance sheets of Antares Pharma, Inc. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, shareholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of Antares Pharma, Inc.

Our report covering the December 31, 2003 consolidated financial statements refers to the Company's adoption of provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

                                              /s/ KPMG LLP



Minneapolis, Minnesota
March 29, 2004